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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE


For Release May 23, 2003
Contact: Investor Relations
         (800) 200-7032
Website: www.northcountrybank.com

                        NORTH COUNTRY FINANCIAL ANNOUNCES
                       RESIGNATION OF PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER


         North Country Financial Corporation (Nasdaq: NCFC), the holding company for North Country Bank and Trust, announced the resignation, effective May 21, 2003, of Sherry L. Littlejohn, as president and chief executive officer of the Corporation and the Bank. The board of directors of the Corporation is actively pursuing a new president and chief executive officer.

         Headquartered in Manistique, Michigan, North Country Financial Corporation is a financial services company providing commercial, consumer, and mortgage banking services to a client base in northern Michigan. North Country Bank and Trust, its primary subsidiary, currently has 26 branch locations located in Michigan's Upper Peninsula and northern Lower Michigan.